Exhibit 10.1

STEPAN COMPANY

2011 INCENTIVE COMPENSATION PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

THIS AGREEMENT (this "Agreement"), dated as of the _____ day of ______________, 20___, is entered into by and between Stepan Company, a Delaware corporation (the "Company"), and __________________________(the "Participant").

W I T N E S S E T H THAT:

IT IS AGREED, by and between the parties hereto, as follows:

1. Subject to the terms and conditions set forth in this Agreement and in accordance with the provisions of the Stepan Company 2011 Incentive Compensation Plan (the "Plan"), the Company hereby grants to the Participant as of the date first written above ______________ free-standing Stock Appreciation Rights (the "SARs"). The base price ("Base Price") of each SAR subject to this Agreement shall be $_________, the Fair Market Value of a share of Stock on the date of the grant. Upon exercise of the SARs in whole or in part, the Company will pay to the Participant a cash payment in an amount equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over the Base Price multiplied by the number of SARs exercised. Payment will be made in United States Dollars less any applicable federal, state, local or foreign withholding taxes. For the avoidance of doubt, in no event shall the Participant be entitled to receive payment for the SARs in any form other than cash, and under no circumstance shall the Participant be entitled to receive shares of Stock or any other security under this Agreement.

2. The right to exercise these SARs shall be subject to the terms and conditions of the Plan and this Agreement. These SARs shall not be exercisable until the Participant completes two (2) continuous years of employment with the Company following the date first written above, and shall expire at the earliest of ten (10) years after the date first written above; the date established by the Compensation and Development Committee of the Board of Directors (the "Committee") at the time of the grant; or the date on which the Participant's employment with the Company, including its subsidiaries, is terminated for any reason other than by reason of the Participant becoming Disabled or the Participant's death or retirement under the provisions of any qualified retirement plan that may be maintained by the Company or a subsidiary. If a Participant's employment is terminated for gross misconduct, as determined by the Company, all rights under the Plan, including the right to exercise these SARs, will expire upon the date of such termination.

3. These SARs may be exercised in whole or in part by filing a written or electronic notice with the Secretary of the Company at its corporate headquarters or with such other administrator prior to the date the SARs expire. An exercise may be disallowed if, as determined by the Secretary of the Company, it is not made in compliance with any applicable provisions of the Company's Insider Trading Policy as in effect from time to time. Such notice shall specify the number of SARs with respect to which the Participant elects to exercise such right and the date of exercise.

4. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the provisions of Section 1.5 of the Plan shall apply.

5. Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended at any time and from time to time by the Company without the consent or written agreement of the Participant to the extent necessary to comply with any recapture or "clawback" policy of the Company adopted by the Company's Board of Directors to comply with Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Company's Common Stock may be traded, as determined by the Company's Board of Directors.

6. Except as otherwise provided by the Committee, these SARs are not assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution or, to the extent not inconsistent with applicable provisions of the Internal Revenue Code (the "Code"), pursuant to a qualified domestic relations order, as such term is defined in the Code. The SARs may be exercised during the lifetime of the Participant only by the Participant or an appropriate legal representative and only as provided herein. If these SARs are exercised by the person or persons to whom the rights of the Participant under these SARs shall pass by will or the laws of descent and distribution, these SARs may be exercised only in respect of the number of rights which the Participant could have acquired under the SARs by the exercise thereof at the date of death.

7. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Code, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

8. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

9. This Agreement does not constitute a contract of employment or continued service, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of the Company, including its subsidiaries, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan prior to the issuance of any cash payment pursuant to the exercise of any SAR thereof.

STEPAN COMPANY

By: ______________________________

F. Quinn Stepan, Jr.

President and Chief Executive Officer

______________________________

Participant